Exhibit 10.1

Execution Version

FIRST AMENDMENT TO FIFTH AMENDED

AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (herein called this “Amendment”), dated effective as of April 23, 2015 (the “Effective Date”), is entered into by and among W&T OFFSHORE, INC., a Texas corporation, as the borrower (the “Borrower”), the various financial institutions parties hereto, as lenders (collectively, the “Lenders”), TORONTO DOMINION (TEXAS) LLC, individually and as agent (in such capacity together with any successors thereto, the “Administrative Agent”) for the Lenders, and the issuers of letters of credit parties hereto, as issuers (collectively, the “Issuers”). Terms defined in the Credit Agreement (as hereinafter defined) are used herein with the same meanings as given them therein, unless the context otherwise requires.

W I T N E S S E T H

WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Issuers and the other parties thereto have heretofore executed that certain Fifth Amended and Restated Credit Agreement, dated as of November 8, 2013 (as may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto hereby further intend to amend certain provisions of the Credit Agreement, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the undersigned hereby agree as follows:

1. Amendments to Credit Agreement.

(a) Amendment of Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in alphabetical order:

“First Amendment” means the First Amendment to Fifth Amended and Restated Credit Agreement dated as of April 23, 2015, among the Borrower, the Lenders party thereto, the Administrative Agent and the Issuers.

“First Amendment Effective Date” has the meaning assigned to the term “Effective Date” in the First Amendment.

“First Lien Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of:

(a) the Obligations outstanding on the last day of such Fiscal Quarter to

(b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

“Interest Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of:

(a) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters to

(b) Interest Expense computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

“Interest Expense” means, for any applicable period, the aggregate cash interest expense (both accrued and paid and net of interest income received during such period by the Restricted Persons) of the Restricted Persons for such applicable period, including the portion of any payments made in respect of Capital Lease Obligations allocable to interest expense, but excluding one-time write-offs of unamortized upfront fees and other upfront fees and expenses associated with (i) this Agreement and the other Loan Documents, (ii) the Indentures and (iii) the Permitted Additional Debt Documents.

“Permitted Additional Debt” means any Indebtedness for borrowed money that is expressly subordinated in (i) security or (ii) right of payment and security to the Indebtedness incurred under this Agreement (other than Indebtedness incurred under the Bonds), provided, that (a) such Permitted Additional Debt is subject to, and the holders thereof are bound by, the terms and conditions of an intercreditor agreement in form and substance satisfactory to the Administrative Agent in its sole discretion, (b) no Default is existing or shall occur as a result of such incurrence of Indebtedness, (c) the terms of such Indebtedness do not provide for any scheduled payment of principal, scheduled mandatory redemption or scheduled sinking fund payment prior to the date that is six (6) months after the Maturity Date as in effect on the date of determination (other than customary offers to purchase upon a change of control, AHYDO payments, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (d) such Indebtedness is not guaranteed by any Person which is not a guarantor of the Obligations and (e) the Permitted Additional Debt Documents do not contain covenants and events of default that are, taken as a whole, materially more restrictive than the covenants and events of default in the Loan Documents.

“Permitted Additional Debt Documents” means one or more indentures, note purchase agreements, credit agreements or similar financing documents governing the issuance of any Permitted Additional Debt and any other agreements, certificates, documents and instruments delivered in connection with the foregoing, and such corresponding agreements, certificates, documents and instruments for any refinancings of such Permitted Additional Debt.

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“Secured Debt” means, on any date and without duplication, the amount of Total Debt of the Restricted Persons that is secured by a Lien on any property or assets of any Restricted Person.

“Secured Debt Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of:

(a) Secured Debt outstanding on the last day of such Fiscal Quarter to

(b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

(b) Amendment of Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Margin” and replacing it in its entirety with the following:

“Applicable Margin” means, for any day and with respect to all Loans maintained as Eurodollar Loans or ABR Loans, the applicable percentage set forth below corresponding to the Borrowing Base Utilization Percentage:

If the Borrowing Base Utilization Percentage is:	Then the Applicable Margin for Eurodollar Loans is:	Then the Applicable Margin for ABR Loans is:	Commitment Fee Rate:

Greater than or equal to 90%	3.25%	2.25%	0.50%
Greater than or equal to 75% but less than 90%	3.00%	2.00%	0.50%
Greater than or equal to 50% but less than 75%	2.75%	1.75%	0.50%
Greater than or equal to 30% but less than 50%	2.50%	1.50%	0.375%
Less than 30%	2.25%	1.25%	0.375%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

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(c) Amendment of Section 6.2(b). Section 6.2(b) of the Credit Agreement is hereby amended by deleting the phrase “Sections 7.11 and 7.12” and replacing it with the phrase “Sections 7.11, 7.12, 7.14, 7.15 and 7.16”.

(d) Amendment of Section 6.2(f). Section 6.2(f) of the Credit Agreement is hereby amended by deleting each instance of the phrase “eighty percent (80%)” and replacing each such instance with the phrase “ninety percent (90%)”.

(e) Amendment to Section 6.14. Section 6.14 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“With respect to any commodity Hedging Contracts permitted hereunder, (i) from and including June 1, 2015 until and including December 31, 2015, volumes for all commodity Hedging Contracts (including swaps, collars and puts) shall not be less than (x) 25% of the Projected Gas Production and (y) 25% of the Projected Oil Production and (ii) from and including January 1, 2016 until and including December 31, 2016, volumes for all commodity Hedging Contracts (including swaps, collars and puts) shall not be less than (x) 35% of the Projected Gas Production and (y) 35% of the Projected Oil Production.”

(f) Amendment of Section 6.15. Section 6.15 of the Credit Agreement is hereby amended by deleting each instance of the phrase “eighty percent (80%)” and replacing each such instance with the phrase “ninety percent (90%)”.

(g) Amendment of Section 7.1(h). Section 7.1(h) of the Credit Agreement is hereby amended by (i) deleting the phrase “Sections 7.11 and 7.12” and replacing it with the phrase “Sections 7.11, 7.12 and 7.16” and (ii) deleting each instance of “25%” and replacing it with “33%”.

(h) Amendment of Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (i), (ii) deleting the “.” at the end of clause (j) and replacing it with “; and” and (iii) adding the following Section 7.1(k) to the end of such Section 7.1:

“(k) Indebtedness in respect of Permitted Additional Debt and any refinancing thereof; provided that (x) immediately after giving effect to the incurrence or issuance thereof and the use of proceeds therefrom, the Borrower shall be in compliance with Sections 7.11, 7.12, 7.15 and 7.16 and (y) the Borrowing Base shall automatically, and without any further action from any of the parties hereto, be reduced with the incurrence of such Indebtedness in an amount equal to thirty-three percent (33%) of such Indebtedness until such time as the Borrowing Base is redetermined or otherwise adjusted pursuant to the terms of this Agreement; provided, further, the Borrowing Base shall automatically, and without any further action from any of the parties hereto, be reduced to $550,000,000 on

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October 1, 2015 in the event that the Borrowing Base has not theretofore been reduced to such amount or lower as a result of any reductions pursuant to (i) the first proviso in this Section 7.1(k) or (ii) any other provision of this Agreement.”

(i) Amendment of Section 7.2. Section 7.2 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (g), (ii) deleting the “.” at the end of clause (h) and replacing it with “; and” and (iii) adding the following Section 7.2(i) to the end of such Section 7.2:

“(i) Liens securing Indebtedness in respect of Permitted Additional Debt and any refinancing thereof permitted by clause (k) of Section 7.1, provided that such Liens are (i) subordinate in priority to the Liens securing the Obligations and (ii) in accordance with an intercreditor agreement (such intercreditor agreement to be in form and substance satisfactory to the Administrative Agent in its sole discretion) entered into in connection therewith, including, without limitation, all provisions regarding priority.”

(j) Amendment of Section 7.6. Section 7.6 of the Credit Agreement is hereby amended by deleting the last paragraph of such Section 7.6 and replacing it in its entirety with the following:

“provided that, other than with respect to Distributions permitted under Section 7.6(b), no such Distribution, redemption, purchase, acquisition, retirement, prepayment, repayment or defeasance described in this Section 7.6 shall be permitted (x) at any time from and including the First Amendment Effective Date until the later of (A) June 30, 2016 and (B) the next date upon which the Leverage Ratio is tested and (y) at any time after such later date as provided in clause (x) of this proviso, if (i) an Event of Default has occurred and is continuing, (ii) an Event of Default would occur as a result of such Distribution, redemption, purchase, acquisition, retirement, prepayment, repayment or defeasance or (iii) a Borrowing Base Deficiency has occurred and is continuing or would result therefrom; provided, further that, so long as (i) no Event of Default has occurred and is continuing, (ii) no Event of Default would occur as a result and (iii) no Borrowing Base Deficiency has occurred and is continuing or would result, (A) the Borrower may pay interest on the Bonds or any Permitted Additional Debt, as applicable, on the stated, scheduled dates for payment of interest set forth in the applicable Indenture or Permitted Additional Debt Document, as applicable, (B) the Borrower may redeem, repurchase, prepay or defease the Bonds or Permitted Additional Debt, as applicable, (x) on the scheduled maturity date for the Bonds or Permitted Additional Debt, as applicable, (y) in the principal amount that is required to be repaid or prepaid under the applicable Indenture or Permitted Additional Debt, as applicable, on each stated, scheduled date for repayment or prepayment of principal thereunder or (z) with the written consent of the

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Required Lenders and (C) the Borrower may redeem, repurchase, prepay, repay or defease all or any of the Existing Senior Notes in an aggregate principal amount equal to the aggregate principal amount of any new issuance of notes; provided, however, that with respect to clause (C) of the foregoing proviso, (i) the terms of any such new issuance of notes shall not contain covenants and events of default that are, taken as a whole, materially more restrictive on the Borrower than the Existing Senior Notes and (ii) the scheduled maturity date of such new notes shall not be prior to the date that is six (6) months after the Maturity Date.”

(k) Amendment of Section 7.10. The last sentence of Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety to the following:

“The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in an Indenture or the Bonds related thereto or in any Permitted Additional Debt Document that results or causes or has the effect of doing any of the following: (i) contravening the provisions of this Agreement, (ii) increasing the interest, premium or the yield on such Bonds or Permitted Additional Debt, as applicable, beyond the interest, yield or premium currently specified in such Indenture or Permitted Additional Debt Document, as applicable, as of the effective date of such Indenture or Permitted Additional Debt Document, as applicable, (iii) providing for dates for payment of principal, interest, premium (if any), yield or fees which are earlier than the dates specified in such Indenture or Permitted Additional Debt Document, as applicable, as in effect on the effective date of such Indenture or Permitted Additional Debt Document, as applicable, (iv) providing for any covenant or event of default which is materially more restrictive on any Restricted Person than that set forth in such Indenture or Permitted Additional Debt Document, as applicable, as in effect on the effective date of such Indenture or Permitted Additional Debt Document, as applicable, (v) providing for redemption, prepayment or defeasance provisions that are more burdensome on any Restricted Person than those set forth in such Indenture or Permitted Additional Debt Document, as applicable, as in effect on the effective date of such Indenture or Permitted Additional Debt Document, as applicable, (vi) providing for collateral securing Indebtedness under such Bonds or such Indenture or providing for collateral securing Permitted Additional Debt apart from, or in addition to, the collateral securing the Obligations, (vii) providing Liens ranking pari passu with, or higher in priority than, the Liens securing the Obligations or (viii) increasing the obligations of the Borrower or any of its Subsidiaries or conferring any additional rights on any holder of such Bonds or Permitted Additional Debt, as applicable, than those set forth in such Indenture or Permitted Additional Debt Document, as applicable, as in effect on the effective date of such Indenture or Permitted Additional Debt Document, as applicable, which could reasonably be expected to be adverse to the Lender Parties.”

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(l) Amendment of Section 7.11. The first sentence of Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to the following:

“The ratio of Borrower’s Consolidated current assets to Borrower’s Consolidated current liabilities at the last day of any Fiscal Quarter will not be less than (i) commencing on March 31, 2015, 0.75 to 1.0 and (ii) commencing on March 31, 2016, 1.0 to 1.0.”

(m) Amendment of Section 7.12. Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety to the following:

“Section 7.12. Leverage Ratio. The Borrower will not permit its Leverage Ratio as of the last day each Fiscal Quarter to be greater than (i) for the Fiscal Quarter ending June 30, 2016, 5.00 to 1.00, (ii) for the Fiscal Quarter ending September 30, 2016, 4.50 to 1.00, and (iii) for each Fiscal Quarter thereafter (commencing on December 31, 2016), 4.00 to 1.00; provided that the calculation of the Borrower’s Leverage Ratio for purposes of this Section 7.12 shall exclude any unrealized gains or losses or non-cash assets or liabilities in respect of asset retirement obligations and Hedging Contracts described in, and calculated pursuant to, FASB Accounting Standards Codification Topics 410 (Asset Retirement Obligations) and 815 (Hedge Accounting), each as amended (provided that, for the avoidance of doubt, the calculation of Leverage Ratio shall include any gains, losses, assets or liabilities resulting from the termination of any Hedging Contracts). For the avoidance of doubt, the Borrower’s Leverage Ratio shall not be tested for the Fiscal Quarters ending June 30, 2015, September 30, 2015, December 31, 2015 and March 31, 2016.”

(n) Amendment of Article 7. Article 7 of the Credit Agreement is hereby amended by adding the following Section 7.14, Section 7.15 and Section 7.16 to such Article in appropriate numerical order:

“Section 7.14 First Lien Leverage Ratio. The Borrower will not permit its First Lien Leverage Ratio as of the last day of each Fiscal Quarter thereafter (commencing with the Fiscal Quarter ending March 31, 2015) to be greater than 2.50 to 1.00.

Section 7.15 Secured Debt Leverage Ratio. The Borrower will not permit its Secured Debt Leverage Ratio as of the last day of each Fiscal Quarter thereafter (commencing with the Fiscal Quarter ending March 31, 2015) to be greater than 3.50 to 1.00.

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Section 7.16 Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio as of the last day of each Fiscal Quarter thereafter (commencing with the Fiscal Quarter ending March 31, 2015) to be less than 2.20 to 1.00.”

(o) Amendment of Section 9.3(b). Section 9.3(b) of the Credit Agreement is hereby amended by deleting the phrase “Cadwalader Wickersham & Taft LLP” and replacing it with the phrase “Willkie Farr & Gallagher LLP”.

(p) Amendment of Exhibit D. Exhibit D of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the Certificate Accompanying Financial Statements substantially in the form of Exhibit A attached hereto, with such changes as the Administrative Agent may approve.

2. Borrowing Base. For the period from and including the Effective Date to but excluding the next Determination Date, the amount of the Borrowing Base shall be equal to $600,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to the terms of the Credit Agreement, as amended.

3. Representations and Warranties. The Borrower and each Restricted Person (if any) hereby represents and warrants that after giving effect hereto:

(a) the representations and warranties of the Borrower and such Restricted Person (if any) contained in the Loan Documents are true and correct in all material respects on and as of the Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date;

(b) the execution, delivery and performance by the Borrower and such Restricted Person (if any) of this Amendment are within their corporate or limited liability powers, have been duly authorized by all necessary action, require, in respect of any of them, no action by or in respect of, or filing with, any governmental authority which has not been performed or obtained and do not contravene, or constitute a default under, any provision of Law or regulation or the articles of incorporation or the bylaws of any of them or any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or such Restricted Person (if any) or result in the creation or imposition of any Lien on any asset of any of them except as contemplated by the Loan Documents other than, in each case, as would not reasonably be expected to cause a Material Adverse Change;

(c) the execution, delivery and performance by the Borrower and such Restricted Person of this Amendment constitutes the legal, valid and binding obligation of each of them enforceable against them in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to enforcement of creditors’ rights; and

(d) no Default or Event of Default has occurred and is continuing.

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4. Conditions to Effectiveness. (a) Each of the amendments set forth in Sections 1(a) through 1(g) and 1(i) through 1(p) of this Amendment shall be deemed effective as of the Effective Date upon receipt by the Administrative Agent of (i) counterparts hereof duly executed by the Borrower, the Administrative Agent, the Issuers and the Majority Lenders and (ii) for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses then due and owing under and pursuant to the Credit Agreement. (b) The amendment set forth in Section 1(h) of this Amendment and the Borrowing Base set forth in Section 2 of this Amendment shall each be deemed effective as of the Effective Date upon receipt by the Administrative Agent of counterparts hereof duly executed by the Borrower, the Administrative Agent and the Required Lenders.

5. Post-Closing Conditions. Within thirty (30) days following the Effective Date, or such later date as the Administrative Agent shall agree to in its sole discretion, the Administrative Agent shall have received counterparts of mortgages or amendments and/or supplements to mortgages, as applicable, each dated effective as of the Effective Date (the “Mortgage Amendments”), in form and substance satisfactory to the Administrative Agent in its sole discretion, duly executed and delivered by the applicable Restricted Persons in a sufficient number of counterparts for the due recording in each applicable recording office, granting to the Administrative Agent (or a trustee appointed by the Administrative Agent) first and prior Liens on Oil and Gas Properties such that as of the Effective Date, the Mortgaged Properties constitute at least ninety percent (90%) of the total value of the oil and gas reserves of the Restricted Persons (including the oil and gas reserves of the Restricted Persons in Mississippi Canyon 698 and Mississippi Canyon 782) and at least ninety percent (90%) of the aggregate of (x) the total value of the proved developed producing reserves of the Restricted Persons and (y) the total value of the proved undeveloped reserves of the Restricted Persons in Mississippi Canyon 698 and Mississippi Canyon 782, as well as such other agreements, documents and other writings as may be reasonably requested by the Administrative Agent, including, without limitation, UCC-1 financing statements, authorizing resolutions, tax affidavits and applicable department of revenue documentation, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage Amendments as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien against the properties purported to be covered thereby.

6. Ratification; Loan Document. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as hereby amended, is hereby ratified, approved and confirmed in each and every respect. The Borrower and each other Restricted Person (if any) hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the Loan Documents (including, without limitation, all Security Documents) to which it is a party. All references to the Credit Agreement in any Loan Document or in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as hereby amended. This Amendment is a Loan Document.

7. Costs And Expenses. As provided in Section 10.4 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses incurred by or on behalf of the Administrative Agent (including attorneys’ fees, consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in

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connection with this Amendment and any other agreements, documents, instruments, releases, terminations or other collateral instruments delivered by the Administrative Agent in connection with this Amendment.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

9. Severability. If any term or provision of this Amendment shall be determined to be illegal or unenforceable all other terms and provisions of this Amendment shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

10. Counterparts. This Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement. Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

11. Successors and Assigns. This Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Lender Party hereunder, to the benefit of each Lender Party and its successors, transferees and assigns.

(The remainder of this page is intentionally left blank.)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

W&T OFFSHORE, INC.

By:	/s/ John D. Gibbons
Name:	John D. Gibbons
Title:	SVP & CFO

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TORONTO DOMINION (TEXAS) LLC,
as Administrative Agent

By:	/s/ Wallace Wong
Name:	Wallace Wong
Title:	Authorized Signatory

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TORONTO DOMINION (TEXAS) LLC,
as Lender

By:	/s/ Wallace Wong
Name:	Wallace Wong
Title:	Authorized Signatory

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THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Issuer

By:	/s/ Robyn Zeller
Name:	Robyn Zeller
Title:	Senior Vice President

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WELLS FARGO BANK, N.A., as Lender

By:	/s/ Richard Hawthorne
Name:	Richard Hawthorne
Title:	Director

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WELLS FARGO BANK, N.A., as Issuer

By:	/s/ Richard Hawthorne
Name:	Richard Hawthorne
Title:	Director

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ONEWEST BANK, N.A.,
as Lender

By:	/s/ Sean Murphy
Name:	Sean Murphy
Title:	Executive Vice President

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NATIXIS, NEW YORK BRANCH, as Lender

By:	/s/ Louis P. Laville III
Name:	Louis P. Laville III
Title:	Managing Director

By:	/s/ Leila Zomorrodian
Name:	Leila Zomorrodian
Title:	Vice President

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NATIXIS, NEW YORK BRANCH, as Issuer

By:	/s/ Louis P. Laville III
Name:	Louis P. Laville III
Title:	Managing Director

By:	/s/ Leila Zomorrodian
Name:	Leila Zomorrodian
Title:	Vice President

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AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ G. Scott Collins
Name:	G. Scott Collins
Title:	Senior Vice President

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ING CAPITAL LLC, as Lender

By:	/s/ Josh Strong
Name:	Josh Strong
Title:	Director

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Managing Director

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MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Dmitriy Barskiy
Name:	Dmitriy Barskiy
Title:	Authorized Signatory

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THE BANK OF NOVA SCOTIA,
as Lender

By:	/s/ Mark Sparrow
Name:	Mark Sparrow
Title:	Director

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CITIBANK, N.A., as Lender

By:	/s/ Peter Kardos
Name:	Peter Kardos
Title:	Vice President

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FIFTH THIRD BANK, as Lender

By:	/s/ Richard Butler
Name:	Richard Butler
Title:	Senior Vice President

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ABN AMRO CAPITAL USA, LLC, as Lender

By:	/s/ Elizabeth Johnson
Name:	Elizabeth Johnson
Title:	Director

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

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CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Kristin N. Oswald
Name:	Kristin N. Oswald
Title:	Vice President

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SUMITOMO MITSUI BANKING CORPORATION, as Lender

By:	/s/ Ryo Suzuki
Name:	Ryo Suzuki
Title:	General Manager

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GOLDMAN SACHS BANK, USA,
as Lender

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

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CADENCE BANK, N.A.,
as Lender

By:	/s/ Steven Taylor
Name:	Steven Taylor
Title:	Vice President

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WHITNEY BANK, as Lender

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Senior Vice President

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IBERIABANK, as Lender

By:	/s/ Cameron D. Jones
Name:	Cameron D. Jones
Title:	Senior Vice President

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REGIONS BANK, as Lender

By:	/s/ Kelly L. Elmore III
Name:	Kelly L. Elmore III
Title:	Senior Vice President

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COMERICA BANK, as Lender

By:	/s/ William Robinson
Name:	William Robinson
Title:	Vice President

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